                                                                 Exhibit 10.15


                   CONSOLIDATED PROMISSORY NOTE--FIXED PAYMENT
                              NON-INTEREST BEARING


$110,775                                                 NON-INTEREST BEARING


This note, effective as of November 1, 1998, memorializes the terms of an agreement between John Peace hereinafter "Borrower" and TomaHawk II, Inc. hereinafter "Lender".

For value received, in the amount of One Hundred Ten Thousand Seven Hundred and Seventy Five Dollars and no cents ($110,775), which the undersigned Borrower acknowledges receipt of, Borrower promises to pay to TomaHawk II, Inc. an Illinois Corporation the sum of ($110,775); which is due and payable without interest on November 1, 2004.

This note consolidates and replaces two notes previously entered into by Borrower and Lender for the respective sums of $50,000, $60,000, which are secured by the respective Tomahawk Corporation stock certificates as follows:
C00680 for 425,000 shares, C01102 for 425,000 shares.

A waiver of payment or noncompliance with the due date shall not be construed as a waiver of a subsequent nonpayment or subsequent non-compliance with the terms of this note. Notwithstanding the due date of November 1, 2004, Borrower agrees to an acceleration of payments, with all sums due and payable one hundred and twenty days (120) days following termination of Borrower's employment with Lender. Borrower shall also enter into a Stock Pledge and Security Agreement contemporaneously with the execution of this note. The foregoing notwithstanding, the parties agree to cooperate reasonably and in good faith to arrange a sale of that portion of the shares Secured and Pledged as is reasonably appropriate to raise funds necessary to satisfy Borrower's obligations hereunder. It is expressly understood that to the extent that Borrower is unable to satisfy this note, Lender's recourse is against the stock pledged under the Stock Security and Pledge Agreement and that there shall be no deficiency obligation of Borrower.

All payments shall be payable in lawful currency of the Unites States of America.

By:________________________
                                                           JOHN PEACE, Borrower